ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") is made as of the date last set forth below by and between Microsourceonline Inc., a Delaware corporation ("MSO"), and ____________________________________, a _________ Bank ("Escrow
Agent"), with reference to and in reliance upon the following facts:

                                    Recitals
                                    --------

     A. MSO is preparing to conduct an Initial Public Offering (the "Offering") of shares ("Shares") of MSO's common stock. To that end, MSO has filed or is in the process of filing a registration statement ("the Registration Statement") covering the Shares with the U.S. Securities and Exchange Commission. Upon the Registration Statement's effectiveness, MSO shall commence offering the Shares for public sale pursuant to the Offering. The purchasers of Shares shall hereinafter be referred to as "Investors."

     B. The Registration Statement provides that all proceeds for Shares received by MSO in the Offering ("Proceeds") shall be held in escrow and released to MSO only at such time as the total Proceeds reach the amount of Six Hundred Thousand Dollars ($600,000), or else such Proceeds shall be returned to the Investors.

     C. The Escrow Agent has agreed to hold and deal with the Proceeds in accordance herewith.

     Now, therefore, in consideration of the premises, mutual covenants, and conditions set forth below, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:


                                    ARTICLE 1
                   APPOINTMENT OF ESCROW AGENT AND SUCCESSORS

     1.1  Purpose of Agreement. This Agreement and the escrow created herein has
          ---------------------
been executed, delivered, and established for the purpose of holding and either delivering the Proceeds to MSO, or returning the Proceeds to the Investors, in accordance with the terms of the Registration Statement.

     1.2  Appointment of Escrow Agent.  MSO hereby  appoints the Escrow Agent to
          ----------------------------
act as the escrow agent hereunder, and the Escrow Agent accepts its appointment and designation as such pursuant and subject to the terms and conditions herein.

     1.3  Successors. The Escrow Agent may at any time resign by giving not less
          -----------
than 10 business days prior written notice to each of the other parties hereto, and shall be discharged of its duties hereunder upon the expiration of the said 10 business days or upon the earlier appointment of a successor. In the event of such resignation, a successor escrow agent will be selected by MSO in writing,





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and Escrow Agent shall deliver to and such successor shall thereupon receive the
Proceeds herein, and shall succeed to all the rights and duties of the Escrow Agent as set forth herein. If prior to the expiration of 10 business days after the delivery of a resignation notice to MSO, the Escrow Agent shall have received no written instructions from MSO designating a successor Escrow Agent, it shall deliver the Proceeds held by it in escrow to such person as shall be directed by an order of court having competent jurisdiction.


                                    ARTICLE 2
                               ESCROW ARRANGEMENTS

     2.1  Delivery of Proceeds. Following the effective date of the Registration
          ---------------------
Statement, MSO shall deliver any Proceeds MSO receives, or cause the Proceeds to be directly delivered by the Investors or their agents to and deposited with, the Escrow Agent as such Proceeds are received, to be held and dealt with in accordance with the terms of this Agreement. MSO covenants to expeditiously deliver to the Escrow Agent from time to time as requested by the Escrow Agent such other documents as may be reasonably required to permit the Escrow Agent to deal with the Proceeds as contemplated herein. The Escrow Agent shall hold and deal with the Proceeds for the benefit of MSO and the Investors in accordance with the terms of the Registration Statement and this Agreement.

     2.2  Investment.  Escrow Agent shall  maintain the Proceeds in  immediately
          -----------
available funds in lawful currency of the United States of America.


                                    ARTICLE 3
                              TERMINATION OF ESCROW

     3.1  Termination of Escrow.  This Agreement and the rights and  obligations
          ----------------------
of the parties hereto shall terminate when either (a) Six Hundred Thousand Dollars ($600,000) of Proceeds have been deposited into escrow by MSO and/or Investors, at which time all Proceeds shall be delivered by Escrow Agent to MSO, and all further Proceeds shall be delivered to MSO without deposit into escrow, or (b) the Offering terminates as specified in the Registration Statement without Six Hundred Thousand Dollars ($600,000) of Proceeds being deposited, in which case all Proceeds shall be returned by Escrow Agent to the paying Investor(s).


                                    ARTICLE 4
               RIGHTS, DUTIES AND REMUNERATION OF THE ESCROW AGENT

     4.1  Fees. MSO will indemnify the Escrow Agent for its reasonable  fees and
          -----
expenses for acting as escrow agent hereunder. Escrow Agent's fees shall be computed based upon Escrow Agent's standard billing rates in effect at the time the services are rendered.

     4.2  Rights  of the  Escrow  Agent.  The  Escrow  Agent  may act  upon  any
          ------------------------------




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instrument or other writing or transmission reduced to writing believed by it in good faith to be genuine and to be signed or presented by the proper person. The Escrow Agent shall not be liable to MSO for any liability or losses sustained by it as a result of any action taken or omitted to be taken by Escrow Agent in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the primary cause of any such loss. The Escrow Agent shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of its counsel.

     4.3  Indemnity.  MSO agrees to indemnify and save harmless the Escrow Agent
          ----------
from all costs, expenses (including legal fees and disbursements on a solicitor and own client basis), liabilities, and losses that may be incurred by Escrow Agent as a result of being named a party to or responding to any litigation arising from the performance of its duties hereunder, except such litigation that arises from any act or failure to act by the Escrow Agent that is determined by a court of competent jurisdiction to constitute willful misconduct or gross negligence of the Escrow Agent.

     4.4  No  Liability.  The duties and  responsibilities  of the Escrow  Agent
          --------------
hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, and shall have no duty to inquire into the terms and provisions of, any other Agreement, or instructions, other than as set forth or contemplated in this Agreement.

     4.5  Directions.  If the  Escrow  Agent is  uncertain  as to its  duties or
          -----------
rights hereunder or shall receive instructions, claims or demands from MSO which, in its opinion, conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely the Proceeds until it shall be directed otherwise in a written notice reasonably satisfactory to the Escrow Agent from MSO or by a final order or judgment of a court of competent jurisdiction.

     4.6  Interpleader.  In the  event  the  Escrow  Agent  reasonably  deems it
          -------------
necessary for its protection to do so, the Escrow Agent may deposit the Proceeds into a court of competent jurisdiction and, subject to any order of such court, shall thereafter have no further duties in connection therewith to any of the parties hereto.

     4.7  Directions  from MSO.  The Escrow Agent shall be entitled to rely upon
          ---------------------
directions from Sumit Majumdar, MSO's President or such other individual(s) as he may appoint in writing.


                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1  Notices.  All  notices,  requests,  demands  and other  communications
          --------
pursuant to this Agreement shall be in writing, addressed to the respective parties hereto at their addresses referred to below (or to such other address as any party may advise the other parties of by notice) and shall be deemed to have been given and received: (i) the next business day, if by hand delivery or




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overnight  courier sent on a business  day; (ii) three  business days  following post-paid registered or certified mailing if mailed in the United States of America, or (iii) upon written acknowledgment of facsimile transmission; provided, however, that in all cases, all notices, requests, demands, and other communications to the Escrow Agent shall be deemed to have been given and received on the date actually received by the Escrow Agent:

To MSO:                    Microsourceonline Inc.
                           4390 Paletta Court
                           Burlington, Ontario  L7L 5R2
                           Attention:  Sumit Majumdar
                           --------------------------
                           Facsimile:  (905) 637-2155

with a copy to             Wasserman, Comden, Casselman & Pearson, LLP
                           5567 Reseda Boulevard, Suite 330
                           P.O. Box 7033
                           Tarzana, California  91357-7033
                           Attention:  Michael G. Homeier, Esq.
                           ------------------------------------
                           Facsimile:  (818) 345-0162

To the Escrow Agent:       ________________________
                           ________________________
                           ________________________
                           Attention:  _______________
                           Facsimile:  _______________

     5.2  Governing Law. This  Agreement  shall be governed by the internal laws
          --------------
of the State of New York.

     5.3  Waiver of Conflict of Interest.  The parties  acknowledge  that Escrow
          -------------------------------
Agent has previously provided banking services, and continues to provide banking services, to MSO. Notwithstanding the knowledge of this relationship between Escrow Agent and MSO, the parties to this Agreement hereby waive any conflict of interest that may arise from the existing professional relationship between Escrow Agent and MSO.

     EXECUTED by the parties as of the date last written below.
     --------


"MSO:"                                      "ESCROW AGENT:"

Microsourceonline Inc.                      _________________________
A Delaware Corporation                      _________________________



By:__________________________               By:____________________________
Name:________________________               Name:__________________________
Title:_______________________               Title:_________________________

Dated:_________________, 2002               Dated:___________________, 2002


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